Investor Relations: invrel@pge-corp.com | Media: 415.973.5930 | www.pgecorp.com
April 23, 2026

PG&E Corporation Reports First Quarter 2026 Results; On Track to Deliver Solid 2026; Bundled Residential Electric Rates Now Down 23% since 2024 for Most Vulnerable Customers

OAKLAND — PG&E Corporation (NYSE: PCG) is on track to deliver solid financial results in 2026. Financial progress includes:

•GAAP earnings were $0.39 per share for the first quarter of 2026, compared to $0.28 per share for the same period in 2025.
•Non-GAAP core earnings were $0.43 per share for the first quarter of 2026, compared to $0.33 per share for the same period in 2025.
•Full year 2026 non-GAAP core EPS guidance reaffirmed at $1.64 to $1.66 per share.1
•On track to meet 2-4% non-fuel operating and maintenance (O&M) cost reduction target.

Operational progress during the first quarter of 2026 continued to focus on delivering safe, reliable, affordable, and clean energy to customers. Pacific Gas and Electric Company (PG&E or the Utility):

•Lowered residential bundled electric rates for the fifth time – reducing these rates 23% for PG&E's most vulnerable customers served under the CARE program, and 13% for other customers – since January 2024.
•Received approval from the U.S. Nuclear Regulatory Commission (NRC) on Diablo Canyon Power Plant's license renewal for extended operations on April 2, 2026. In 2025, the NRC found the nuclear plant to be safe and environmentally sound to operate for another 20 years. Diablo Canyon provides safe, reliable, affordable and clean electricity to about four million Californians and makes up nearly 20% of California’s clean energy.
•Connected its eighth renewable natural gas (RNG) facility, enabling more California-produced RNG to help reduce greenhouse gas emissions. PG&E plans to connect an additional five RNG facilities by the end of 2027. Since 2021, PG&E has transported approximately 7.25 billion cubic feet of RNG through its natural gas pipeline system – enough energy to fuel more than 190,000 homes.
•Completed 31 miles of undergrounded powerlines and installed 44 miles of strengthened poles and covered powerlines in high fire-risk areas. By the end of 2027, PG&E plans to complete more than 1,900 total miles of undergrounding and more than 2,000 miles of
1 PG&E Corporation is unable to provide GAAP guidance or present a quantitative reconciliation of forward-looking non-GAAP core earnings, non-GAAP core EPS, or non-GAAP core EPS growth without unreasonable effort because specific line items, which may be significant, are not estimable. For instance, amortization of the Wildfire Fund contribution asset, the impacts of regulatory decisions, special tax items, and wildfire-related costs, net of recoveries, are difficult to predict due to various factors outside of management’s control.

strengthened poles and covered powerlines, along with other wildfire safety system upgrades.
•Connected over 3,100 electric customers and over 1,500 new electric vehicle charging ports to the Utility's grid.
•Advanced customer data center projects in PG&E’s service area, with approximately 4.6 gigawatts (GW) now in final engineering. Every 1 GW of new data center load could help customers save 1% or more on their monthly electric bill, under the right conditions.

"Our PG&E team continues our progress in delivering safe, reliable, affordable and clean energy to our customers. We've lowered residential bundled electric rates, which are down 23% since January 2024 for our most vulnerable customers. Safety remains our foundation as we strengthen and build resilient energy infrastructure to support California's growth," said PG&E Corporation CEO Patti Poppe.

2026 Guidance

PG&E Corporation is reaffirming its full year 2026 non-GAAP core earnings guidance range of $1.64 to $1.66 per share. Factors expected to drive non-GAAP core earnings include return on customer capital investment and costs related to unrecoverable interest expense and other earnings factors, including allowance for funds used during construction, incentive revenues, tax benefits, and cost savings, net of below-the-line costs.

PG&E Corporation uses “non-GAAP core earnings,” which is a non-GAAP financial measure that excludes non-core items, in order to provide a measure that allows investors to compare the underlying financial performance of the business from one period to another, exclusive of non-core items. See the accompanying tables for a reconciliation of consolidated income available for common shareholders to non-GAAP core earnings (including non-GAAP core EPS).

Financial Results

PG&E Corporation recorded first quarter 2026 income available for common shareholders of $858 million, and $0.39 per diluted share, as reported in accordance with generally accepted accounting principles (GAAP). This compares with income available for common shareholders of $607 million, and $0.28 per diluted share, for first quarter 2025.

GAAP earnings were primarily driven by customer capital investment due to the earnings impact of higher rate base, the 2023 Wildfire Mitigation and Catastrophic Events (WMCE) final decision, and net O&M savings, partially offset by a lower return on equity in effect during 2026 as compared to 2025, increased wildfire-related claims, net of recoveries, and Wildfire Fund expense.

Non-GAAP Core Earnings

PG&E Corporation’s non-GAAP core earnings were $982 million, and $0.43 per diluted share, for the first quarter of 2026, compared to $728 million, and $0.33 per diluted share, for the first quarter of 2025.

Non-GAAP core earnings were driven by similar factors to our GAAP earnings.

Non-core items, which management does not consider representative of ongoing earnings, totaled $100 million after tax, and $0.04 per share, for the first quarter of 2026, compared with $120 million after tax, and $0.05 per share, for the first quarter of 2025.

Supplemental Financial Information

In addition to the financial information accompanying this release, presentation slides have been furnished to the Securities and Exchange Commission (SEC) and are available on PG&E Corporation’s website at: http://investor.pgecorp.com/financials/quarterly-earnings-reports/default.aspx.

Earnings Conference Call

PG&E Corporation will hold a conference call on April 23, 2026, at 11:00 a.m. Eastern Time (8:00 a.m. Pacific Time) to discuss its first quarter 2026 results. The public can access the conference call through a simultaneous webcast. The link is provided below and will also be available from the PG&E Corporation website.

What: First Quarter 2026 Earnings Call

When: Thursday, April 23, 2026 at 11:00 a.m. Eastern Time

Where: http://investor.pgecorp.com/news-events/events-and-presentations/default.aspx

A replay of the conference call will be archived at
http://investor.pgecorp.com/news-events/events-and-presentations/default.aspx

Alternatively, a toll-free replay of the conference call may be accessed shortly after the live call through April 30, 2026, by dialing (800) 770-2030. The confirmation code 92587 will be required to access the replay.

Public Dissemination of Certain Information

PG&E Corporation and the Utility routinely provide links to the Utility’s principal regulatory proceedings with the California Public Utilities Commission and the Federal Energy Regulatory Commission at http://investor.pgecorp.com, under the “Regulatory Filings” tab, so that such filings are available to investors upon filing with the relevant agency. PG&E Corporation and the Utility also routinely post, or provide direct links to, presentations, documents, and other information that may be of interest to investors at http://investor.pgecorp.com, under the “Wildfire & Safety” and “News & Events” pages, respectively, in order to publicly disseminate such information. It is possible that any of these filings or information included therein could be deemed to be material information.

About PG&E Corporation

PG&E Corporation (NYSE: PCG) is a holding company headquartered in Oakland, California. It is the parent company of Pacific Gas and Electric Company, an energy company that serves 16 million Californians across a 70,000-square-mile service area in Northern and Central California. For more information, visit http://www.pgecorp.com.

Forward-Looking Statements

This news release contains forward-looking statements that are not historical facts, including statements about the beliefs, expectations, guidance, estimates, future plans, and strategies of PG&E Corporation and the Utility, including regarding earnings, customer bills, operating and maintenance costs, system hardening, and load growth. These statements are based on current expectations and assumptions, which management believes are reasonable, and on information currently available to management, but are necessarily subject to various risks and uncertainties. In addition to the risk that these assumptions prove to be inaccurate, factors that could cause actual results to differ materially from those contemplated by such forward-looking statements include factors disclosed in PG&E Corporation’s and the Utility’s joint Annual Report on Form 10-K for the year ended December 31, 2025, their most recent Quarterly Report on Form 10-Q for the quarter ended March 31, 2026 (Form 10-Q), and other reports filed with or furnished to the SEC, which are available on PG&E Corporation’s website at www.pgecorp.com and on the SEC’s website at www.sec.gov. PG&E Corporation and the Utility undertake no obligation to publicly update or revise any forward-looking statements, whether due to new information, future events or otherwise, except to the extent required by law.

PG&E CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(in millions, except per share amounts)

	(Unaudited)
	Three Months Ended March 31,
	2026	2025
Operating Revenues
Electric	$4,967	$4,135
Natural gas	1,914	1,848
Total operating revenues	6,881	5,983
Operating Expenses
Cost of electricity	561	399
Cost of natural gas	470	496
Operating and maintenance	3,112	2,646
Wildfire-related claims, net of recoveries	—	49
Wildfire Fund expense	102	76
Depreciation, amortization, and decommissioning	1,166	1,097
Total operating expenses	5,411	4,763
Operating Income	1,470	1,220
Interest income	122	117
Interest expense	(803)	(734)
Other income, net	116	70
Income Before Income Taxes	905	673
Income tax provision	20	39
Net Income	885	634
Preferred stock dividend requirement	27	27
Income Available for Common Shareholders	$858	$607
Weighted Average Common Shares Outstanding, Basic	2,199	2,195
Weighted Average Common Shares Outstanding, Diluted	2,281	2,200
Net Income Per Common Share, Basic	$0.39	$0.28
Net Income Per Common Share, Diluted	$0.39	$0.28

Reconciliation of PG&E Corporation’s Consolidated Earnings Available for Common Shareholders in Accordance with Generally Accepted Accounting Principles (GAAP) to Non-GAAP Core Earnings
First Quarter, 2026 vs. 2025

	Three Months Ended March 31,
	Earnings		Earnings per Common Share
(in millions, except per share amounts)	2026	2025	2026	2025
PG&E Corporation’s GAAP earnings/EPS, basic	$858	$607	$0.39	$0.28
Mandatory convertible preferred stock dividends	24	—	—	—
PG&E Corporation’s GAAP earnings/EPS, diluted (1)	$882	$607	$0.39	$0.28
Non-core items: (2)
Amortization of Wildfire Fund contribution (3)	74	55	0.03	0.03
Bankruptcy and legal costs (4)	—	5	—	—
Investigation remedies (5)	13	19	0.01	0.01
Prior period net regulatory impact (6)	15	(6)	0.01	—
SB 901 securitization (7)	(5)	7	—	—
Wildfire-related costs, net of recoveries (8)	3	40	—	0.02
PG&E Corporation’s non-GAAP core earnings/EPS (9)	$982	$728	$0.43	$0.33

All amounts presented in the table above and footnotes below are tax adjusted at PG&E Corporation’s statutory tax rate of 27.98% for 2026 and 2025, except for certain costs that are not tax deductible. Amounts may not sum due to rounding.

(1) For more information regarding the calculation of GAAP earnings and EPS, see Note 7 of the Notes to the Condensed Consolidated Financial Statements in the Form 10-Q.

(2) “Non-core items” include items that management does not consider representative of ongoing earnings and affect comparability of financial results between periods, consisting of the items listed in the table above. See Non-GAAP Financial Measures below.

(3) The Utility recorded costs of $102 million (before the tax impact of $28 million) during the three months ended March 31, 2026 associated with the amortization of the Wildfire Fund asset, as well as accretion of the related Wildfire Fund liability. For more information, see Note 2 of the Notes to the Condensed Consolidated Financial Statements in the Form 10-Q.

(4) Related to costs to resolve proof of claims filed in PG&E Corporation’s and the Utility’s Chapter 11 filing.

(5) Includes costs associated with the decision different for the order instituting investigation (“OII”) related to the 2017 Northern California Wildfires and 2018 Camp Fire (“Wildfires OII”), the system enhancements related to the locate and mark OII, restoration and rebuilding costs for the town of Paradise, and the settlement agreement resolving the Safety and Enforcement Division’s investigation into the 2020 Zogg fire, as shown below.

(in millions)	Three Months Ended March 31, 2026
Wildfires OII disallowance and system enhancements	$8
Locate and mark OII system enhancements	2
Paradise restoration and rebuild	(1)
2020 Zogg fire settlement	6
Investigation remedies	$14
Tax impacts	(1)
Investigation remedies (post-tax)	$13

(6) The Utility recorded costs of $21 million (before the tax impact of $6 million) during the three months ended March 31, 2026 related to an adjustment for potential disallowances associated with a FERC settlement. Separately, 2025 reflects an adjustment to expenses associated with the recovery of capital expenditures from 2011 through 2014 above amounts adopted in the 2011 GT&S rate case per the CPUC decision dated July 14, 2022.
(7) The Utility recorded benefits of $7 million (before the tax impact of $2 million) during the three months ended March 31, 2026 related to any earnings-impacting investment losses or gains associated with investments related to the contributions to the Customer Credit Trust.

(8) Includes costs to resolve third-party claims, net of recoveries, for the 2019 Kincade fire and 2021 Dixie fire, inclusive of outside counsel fees, as shown below.

(in millions)	Three Months Ended March 31, 2026
2019 Kincade fire	$1
2021 Dixie fire	3
Wildfire-related costs, net of recoveries	$4
Tax impacts	(1)
Wildfire-related costs, net of recoveries (post-tax)	$3

(9) “Non-GAAP core earnings” and “Non-GAAP core EPS” are non-GAAP financial measures. See Non-GAAP Financial Measures below.

Undefined, capitalized terms have the meanings set forth in the Form 10-Q.

Non-GAAP Financial Measures PG&E Corporation and Pacific Gas and Electric Company

Non-GAAP Core Earnings and Non-GAAP Core EPS

“Non-GAAP core earnings” and “Non-GAAP core EPS,” also referred to as “non-GAAP core earnings per share,” are non-GAAP financial measures. Non-GAAP core earnings is calculated as income available for common shareholders, diluted, less non-core items. “Non-core items” include items that management does not consider representative of ongoing earnings and affect comparability of financial results between periods, consisting of the items listed above. Non-GAAP core EPS is calculated as non-GAAP core earnings divided by common shares outstanding on a diluted basis.

PG&E Corporation discloses historical financial results and provides guidance based on “non-GAAP core earnings” and “non-GAAP core EPS” in order to provide measures that allow investors to compare the underlying financial performance of the business from one period to another, exclusive of non-core items. PG&E Corporation and the Utility use non-GAAP core earnings and non-GAAP core EPS to understand and compare operating results across reporting periods for various purposes including internal budgeting and forecasting, short- and long-term operating planning, and employee incentive compensation. PG&E Corporation and the Utility believe that non-GAAP core earnings and non-GAAP core EPS provide additional insight into the underlying trends of the business, allowing for a better comparison against historical results and expectations for future performance.

Non-GAAP core earnings and non-GAAP core EPS are not substitutes or alternatives for GAAP measures such as consolidated income available for common shareholders and may not be comparable to similarly titled measures used by other companies.